U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 20, 2017

INCAPTA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	0-29113	47-3903460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1876 Horse Creek Rd. Cheyenne, WY		82009
(Address of Principal Executive Offices)		(Zip Code)

Company’s telephone number, including area code: (682) 229-7476

1950 Fifth Avenue #100 San Diego, CA 92101 (619) 772-9625

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 13, 2017 The company’s board of directors appointed Gregory Martin as Chairman and Director of InCapta, Inc. which became official on July 15, 2017 upon the resignation of Mr. John Fleming.

Mr. Martin has served since May 24, 2017 as the Company’s president, secretary and treasurer in place of John Fleming, who resigned those positions, as well as chief executive officer, on that date. Mr. Fleming will remain as a consultant to the company. Mr. Martin is now the sole member of the Company’s board of directors.

Mr. Martin, age 56, has a long history of forming companies from concept to completion in the golf and entertainment fields. He is a former professional golfer who served as CEO of Triton Golf from 1998 until 2006. Mr. Martin has owned and operated Mancuso Martin Entertainment since January 2007, along with Hollywood actor, Nick Mancuso. From that time to the present, he has also owned and operated Leading Edge Radio Network, which operates three radio networks starting in 2014 (including the formats for all talk, oldies classic hits, and Christian hits from the 1970’s to 1990’s).

There is no family relationship between Mr. Martin and Mr. Fleming.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

InCapta, Inc.

Dated: July 20, 2017	By:	/s/ Gregory Martin
Gregory Martin, Director/President

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